Exhibit 99.1

Eclipse Resources Announces Operational Update, Marcellus Type Curve Increase and Upcoming Conference Participation

STATE COLLEGE, PA- March 26, 2018- (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) (the “Company” or “Eclipse Resources”) today is pleased to provide an operational update, update its projections regarding its Marcellus Condensate type curve and announce the Company’s participation in the investor conference listed below:

Upcoming Investor Conferences

Tuesday March 27th –Wednesday March 28th (New Orleans, LA): Scotia Howard Weil 2018 Energy Conference.  Benjamin W. Hulburt (Chairman, President and CEO) will present and host investor meetings along with Matthew R. DeNezza (Executive Vice President and CFO).

The Company’s updated investor presentation, which is posted on the corporate website at www.eclipseresources.com under the investor relations section, will be referenced during the conference.

Operational Update

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Based upon the performance of the two Marcellus wells that were turned to sales in January 2018, the Company has updated its Marcellus Condensate type curve.  The type curve has a projected EUR of 1.8 Bcfe per 1,000 foot of lateral and an anticipated well level rate of return of approximately 73%[1].

•

The Company successfully drilled its longest Utica Dry Gas well to date, the Wiley D 8H, with a total measured depth of approximately 30,130 feet and a lateral extension of approximately 19,335 feet in 20.5 days from spud to total depth, setting a new lateral length record for a Dry Gas well for the Company.

•

The Company has recently spud its first Flat Castle operated well, the Painter 2H, with an expected lateral length of approximately 13,500 feet in the Company’s newly acquired Flat Castle acreage located in Tioga County, Pennsylvania.

•	The Company has reaffirmed its first quarter 2018 production guidance of 304 to 311 MMcfe per day with the expectation that production will be above the midpoint of such guidance range.

•	The Company has recently added to its 2018 and 2019 natural gas hedge portfolio:
o	The Company has approximately 82% of expected 2018 natural gas production hedged at an average floor price[2] of $2.93 per MMBtu and an average ceiling price of $3.26 per MMBtu.
o	The Company has an average of 142,500 MMBtu per day of expected 2019 natural gas production hedged at an average floor price[2] of $2.83 per MMBtu and an average ceiling price of $2.94 per MMBtu.

[1]	Based upon $3.00 per Mcf natural gas and $55 per barrel oil pricing.
[2]	For the purposes of calculating three-way floor price, the higher valued put is used.

Commenting on the operational announcement, Benjamin W. Hulburt, Chairman, President and Chief Executive Officer, said, "The Company’s two Marcellus wells, which were turned to sales in January 2018, have shown strong initial production characteristics with the early well performance providing higher gas production with an initial gas production rate average of 6.7 MMcf per day while yielding approximately 68 barrels of condensate per Mmcf. We have made upward adjustments to our internal gas EUR estimates to over 1.25 Bcf per 1,000 foot as we have been able to flow the wells harder than we planned, while pressure drop has slowed over that same time period.  Based upon this out-performance we have seen from these two wells, the Company has increased its Marcellus Condensate type curve expectation to 1.8 Bcfe per 1,000 foot of lateral. These results exceed our anticipated expectations and help de-risk this set of high returning, liquids weighted locations, and we remain excited for the prospect of this area becoming a more meaningful part of our drilling program in the future, as we can now co-develop both the Utica and Marcellus on the same pad.”

“Additionally, the Company has continued to showcase its operational capabilities, successfully drilling its longest Dry Gas lateral to date, the Wiley D 8H, with a total measured depth of approximately 30,130 feet and a lateral extension of approximately 19,335 feet.  This well was drilled from spud to total depth in 20.5 days and set a new Utica Dry Gas lateral length record for the Company.  Our team has also now spud the Company’s first Flat Castle area well, which will include a number of scientific and data mining technical applications to allow us to further study the potential of this new area.  We anticipate turning this well to sales late in the third quarter of 2018.”

“I am pleased to note that, based upon recent State of Ohio cumulative production data, Eclipse Resources had eight of the top ten oil producing wells during the fourth quarter of 2017.  We believe this data further confirms the Company’s competitive advantage over other Appalachian producers primarily due to our Super Lateral development capabilities.  We remain highly confident in our total production forecast for the first quarter of 2018, despite the harsh winter operating environment we have experienced in the Appalachian Basin.”

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 2, 2018 (the “2017 Annual Report”).

Forward-looking statements may include, but are not limited to, statements about Eclipse Resources’ business strategy; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized prices for natural gas, natural gas liquids and oil and the volatility of those prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services;

credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein..

Eclipse Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the significant decline of the price of natural gas, NGLs, and oil from historical highs, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, risks associated with the Company’s level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2017 Annual Report.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue. Except as otherwise required by applicable law, Eclipse Resources disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Eclipse Resources Corporation

Douglas Kris

Investor Relations

814-325-2059

dkris@eclipseresources.com